UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2026

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On May 22, 2026, Invesco Real Estate Income Trust Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Subscription Agreement dated as of July 29, 2021, as amended by Amendment No. 1 dated December 9, 2022, and Amendment No. 2 dated October 14, 2024 (as amended, the “Subscription Agreement”) with Massachusetts Mutual Life Insurance Company (“MassMutual”). The Amendment amended the Subscription Agreement to modify the MassMutual's repurchase rights as described below.

Automatic Repurchase Rights

The Amendment extended the commencement of the Company's obligation to make monthly repurchases of MassMutual's shares of Class N common stock of the Company (“Class N shares”) from January 1, 2026 to April 1, 2028, and revised the amount of Class N shares required to be repurchased in any month. As revised, the amount (based upon aggregate repurchase price) of Class N shares that the Company is required to repurchase from MassMutual in any month will be equal to (a) the sum of 100% of the monthly net proceeds to the Company from the sale of shares of common stock to Invesco Global Property Plus Fund, a sub-fund of Invesco Global Real Estate Fund FCP-RAIF (the “IGP+ Fund”), which is managed by an affiliate of the Adviser, plus (b) between 50% and 100% (in our discretion) of the monthly net proceeds to us from the sale of shares of common stock to persons other than the IGP+ Fund, less (c) the aggregate repurchase price paid by the Company to satisfy repurchase requests made under the Company’s share repurchase plan, if any, effective as of the last day of the prior month.

Repurchase Rights upon Request

The Amendment extended the commencement of MassMutual's right to request repurchases of its Class N shares from January 1, 2026 to April 1, 2028 and revised the amount of shares it may request to be repurchased in any month. As revised, the amount (based upon aggregate repurchase price) of Class N shares that the Company is required to repurchase in any month upon MassMutual’s request will be limited to no more than the lesser of (a) 15% of the net proceeds to the Company from the sale of shares of common stock and securities convertible into shares of common stock to persons other than MassMutual and its affiliates in the month immediately preceding the month in which MassMutual makes a repurchase request less the aggregate repurchase price paid by the Company to satisfy repurchase requests made under the Company’s share repurchase plan, if any, effective as of the last day of the month immediately preceding the month in which MassMutual makes a repurchase request, and (b) 1.5% of our aggregate net asset value of the Company as of the last day of the month immediately preceding the month in which MassMutual makes a repurchase request.

Prior to the Amendment, MassMutual had elected to forgo automatic monthly repurchases through May 1, 2026, and did not exercise the right to request repurchases.

The summary of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Subscription Agreement, dated May 22, 2026, between Invesco Real Estate Income Trust Inc. and Massachusetts Mutual Life Insurance Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ E. Elizabeth Day
E. Elizabeth Day
General Counsel and Secretary

Date: May 27, 2026